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                                                                    Exhibit 99.1

Elmira, New York----(Business Wire)----April 12, 2001

WKI Holding Company, Inc., in connection with the filing of its Annual Report on Form 10-K has scheduled a conference call for Tuesday, April 17th at 11:00 a.m. EST to discuss its results.

To access the conference call, please dial 1-888-324-9646. When prompted, use the passcode, "World Kitchen" and the leader name of Bill Carter. If you encounter any problems with the dial in, please call 1-800-475-5000.

There will be a recording of the call available until April 30th. The dial-in number for replays will be 1-888-568-0722 and no passcode will be necessary.

WKI Holding Company, Inc. is a leading manufacturer and marketer of housewares, including bakeware, dinnerware, rangetop cookware, kitchen and household products, cutlery and precision cutting tools. The Company believes that its brands, including Corningware(R), Pyrex(R), Corelle(R), Revere Ware(R), Visions(R), EKCO(R), Via(R), Baker's Secret(R), Chicago Cutlery(R), OLO(R), OXO(R), Grilla Gear(R), Farberware(R) and Cuisinart(R) constitute one of the broadest and best recognized collection of brands in the housewares industry.

Thank you,

Bill Carter
Chief Financial Officer